UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                         ______________

                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                       September 3, 1996


                       ARNOX CORPORATION
     (Exact name of Registrant as specified in its charter)

Delaware               0-14724             06-1094094
(state or other
jurisdiction of   Commission File Number   (I.R.S. Employer
incorporation       of organization)      identification No.)


     1612 N. Osceola Avenue
     Clearwater, Florida                             34615
(Address of Principal Executive Offices)         (Zip Code)



Registrant's  telephone number, including area  code:  (813)  443
3434


_________________________________________________________________

(Former name or former address, if changed since last report).
6550 1st Avenue North, St. Petersburg, Florida 33710

Item 5. Other Events.

           ARNOX Corporation has had to relocate its principle office to 1612 N. Osceola Avenue due to the sale of the building and the termination of all leases in that building. Since ARNOX uses the resources of Capston Network Company, it has temporarily relocated to its facilities at the above address. The new telephone number is 813-443-3434. The mailing address for ARNOX Corporation remains the same: PO Box 41570, St. Petersburg, Florida 33743-1570.

                           SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


ARNOX Corporation


September 3, 1996                   By_____________________
                                    Sally Fonner,
                                    President